Lease and Purchase Option Agreement

PARTIES TO AGREEMENT LONNIE CUTLIP, OWNER AND LESSOR
DAVID SKINNER AND RONALD SPARKMAN
LESSEE AND OPTION HOLDERS

DATE: FEBRUARY 27, 2006

PROPERTY ADDRESS AND DESCRIPTION 6403 SR 83, HOLMESVILLE, OHIO 44633; PARCEL NUMBER 06-00143.000

LEGAL DESCRIPTION R7T951 LOT 7.176A; COMMERCAL 6,000 SQ.FOOT BUILDING AND LAND APPROXIMATELY 3 ACRES; TAX DISTRICT 06 HARDY TWP., WEST HOLMES, OHIO

TERMS

LONNIE CUTLIP, THE LESSOR AND OWNER HEREBY AGREES TO THE FOLLOWING LEASE AND SALE OPTION OF THE ABOVE DESCRIBED PROPERTY, TO **DAVID C. SKINNER AND RONALD SPARKMAN** FOR THE MONTHLY LEASE OF **$1350.00** FOR THE PROPERTY INCLUDING THE NEW BUILDING OF APPROXIMATELY 6,000 SQUARE FEET CONSISTING OF A WAREHOUSE OF APPROXIMATELY 84'X60' AND A OFFICE ATTACHED OF APPROXIMATELY 25'X40.' THE LESSEES PLAN TO MAKE A MAJOR CAPTIAL IMPROVEMENT TO THIS PROPERTY. AS A RESULT, THIS LEASE/OPTION WILL BE FOR A PERIOD OF FIVE YEARS WITH AN AUTOMATIC RENEWAL AT THE END OF 5 YEARS AT THE SOLE DISCRETION OF THE LESSEES FOR AN ADDITIONAL FIVE YEARS WITH CONSECUTIVE RENEWALS THEREAFTER. DURING THE TIME THAT THE OPTION IS NOT EXERCISED, THE LESSEE WILL PAY A MONTHLY RENTAL OF $1350 PER MONTH. THE PURCHASE PRICE FOR THIS PROPERTY IS TWO HUNDRED EIGHTY THOUSAND DOLLARS ($280,000) AND WILL REMAIN AS THE PURCHASE PRICE FROM THE DATE OF THIS LEASE INCLUDING ALL RENEWALS. IT IS THE INTENTION THAT THE PURCHASE PRICE WILL ALWAYS REMAIN AT $280,000.

THE PROPERTY WILL ALSO INCLUDE THE METAL BUILDING IN THE FRONT OF SAID PROPERTY THAT IS CURRENTLY UNOCCUPIED. INCLUDED IN THE LEASE PAYMENT OF $1350 IS A $250 AMOUNT FOR THIS STRUCTURE. IT IS AGREED THAT THE LEASEES CAN REMOVE THIS BUILDING FOR BETTER ACCESS TO SAID PROPERTY AT THEIR SOLE DISCRETION.

THE LAND CONSISTS OF APPROXIMATELY 3 ACRES, MORE OR LESS WITH THE FENCE LINE ON THE WEST PORTION ALONG THE BODY SHOP BUILDING, CONTINUING TO THE AREA BEHIND THE SEPTIC SYSTEM. THE OTHER SIDE OF THE EAST LINE WILL BE FROM APPROXIMATELY TEN FEET TO THE EAST SIDE OF THE SMALL METAL BUILDING AND CONTINUE STRAIGHT BACK ABOUT 6 FEET OUTSIDE THE ROCK WALL TO A POINT AT THE LARGE BUSH. THE LINE WILL GO FROM THE BUSH TO THE END OF THE PROPERTY LINE ON THE WEST SIDE BEHIND THE SEPTIC TANKS. IT IS INTENDED TO INCLUDE THE LAND WITHIN THIS AREA SO THAT THE LESSEES WILL BE ABLE TO CONSTRUCT A WAREHOUSE OF UP TO

11,000 SQUARE FEET TO ATTACH TO THE EXISTING BUILDING. THE LESSEES WILL PAY TO HAVE A SURVEY OF THE PROPERTY AND INCUR ALL COSTS IN THIS REGARD. LESSOR HEREBY APPROVES THE CONSTRUCTION AND IMPROVEMENTS TO THE PROPERTY AS REQUIRED BY THE LESSEE FOR THE CONSTRUCTION AND OPERATION OF THE BUSINESS.

ADDITIONAL OPTION

IF THE LESSOR DECIDES TO SELL THE REST OF THE PROPERTY CONSISTING OF HIS PERSONAL RESIDENCE AND ADDITIONAL LAND CONSISTING OF APPROXIMATELY 9 ADDITIONAL ACRES ADJACENT TO THE LEASED PROPERTY, THE LEASOR WILL GIVE THE LEASEE THE FIRST RIGHT OF REFUSAL TO PURCHASE SAID PROPERTY. THIS OPTION WILL BE FOR THE TOTAL PRICE OF TWO HUNDRED THOUSAND DOLLARS ($200,000). THIS OPTION WILL ALSO REMAIN IN EFFECT SO AS LONG AS THE ADJACENT PROPERTY IS LEASED OR ACQUIRED. IF THE ABOVE DESCRIBED PROPERTY IS PURCHASED, THE PURCHASE OPTION WILL REMAIN IN EFFECT UNTIL RELEASED IN WRITING BY SKINNER AND SPARKMAN. THIS IS REQUIRED BY THE LEASEE TO PROTECT THE LARGE INVESTMENT THAT WILL BE MADE IN THE AJACENT LEASED PROPERTY. THIS OPTION WILL REMAIN IN EFFECT AND WILL BIND ANY HEIRS AND SUCCESSORS.

LESSEE ACCEPTS THE PROPERTY IN ITS PRESENT CONDITION AND WILL REPAIR THE PROPERTY AT THEIR EXPENSE DURING THE TERM OF THIS LEASE AND UNTIL SALE OF THE PROPERTY TO THE LESSEE.

THIS AGREEMENT BINDS ALL HEIRS AND SUCCESSORS TO THE EXECUTION OF THE THIS AGREEMENT AND ALL TERMS AND CONDITIONS WILL REMAIN IN EFFECT WITH ANY SUBSEQUENT HEIRS. IT IS INTENDED THAT THIS AGREEMENT BE PERPETUAL ACCORDING TO THE TERMS AND CONDITIONS STATED THEREIN.

SIGNED AND AGREED:

LONNIE CUTLIP Lonnie Cutlip

RON SPARKMAN

DAV ID SKINNER

WITNESS: Kenneth J Troyer